UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CESCA THERAPEUTICS INC. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, CA 95742

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2019

May 13, 2019

These Definitive Additional Materials amend and supplement the definitive proxy statement dated as of April 30, 2019, or the definitive proxy statement initially mailed to stockholders on or about April 30, 2019 (the “Proxy Statement”) by Cesca Therapeutics Inc., a Delaware corporation (the “Company” or “Cesca”), for use at Cesca’s Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held on Thursday, May 30, 2019 at 9:00 am (PT) at the San Francisco Airport Marriott Waterfront, located at 1800 Old Bayshore Highway, Burlingame, CA 94010.

Revised Information Regarding Proposal 2 (Approval of Reverse Stock Split)

At the Annual Meeting, stockholders of record will be asked to approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all outstanding shares of the Company’s common stock at an exchange ratio ranging from one-for-three (1:3) to one-for-ten (1:10) (“Proposal 2”). The Proxy Statement stated that Proposal 2 was a “non-routine” matter, but the New York Stock Exchange has since advised the Company that Proposal 2 is a “routine” matter. The Company wishes to correct this information and hereby amends and supplements the Proxy Statement to clarify that Proposal 2 is a “routine” matter.

With respect to “routine” matters, a broker, bank or other nominee holding shares for a beneficial owner has the authority to vote such beneficial owner’s shares even if such beneficial owner does not provide voting instructions with respect to such shares. With respect to “non-routine” matters, a broker, bank or other nominee holding shares for a beneficial owner is not permitted to vote such beneficial owner’s shares in the absence of voting instructions from such beneficial owner. Thus, any shares held by a broker, bank or other nominee on behalf of a beneficial owner for which voting instructions are not provided will not be voted with respect to any “non-routine” matter and will result in a “broker non-vote.” Broker non-votes are generally counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHOLD” on any proposals concerning non-routine matters.

The Proxy Statement originally stated that broker non-votes on Proposal 2 would be counted as votes “AGAINST” the amendment to the Company’s amended and restated certificate of incorporation. However, since Proposal 2 has been deemed a “routine” matter, brokers, banks and other nominees holding shares on behalf of beneficial owners will have the discretion to vote such shares even in the absence of voting instructions from such beneficial owners. Therefore, broker non-votes are unlikely to occur with respect to Proposal 2 and will likely not count as votes “AGAINST” the proposed amendment to our amended and restated certificate of incorporation.

This supplemental information should be read in conjunction with the definitive Proxy Statement, which should be read in its entirety.

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